UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

——————

FORM 8-K

——————

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 29, 2022

——————

Duos Technologies Group, Inc.

(Exact name of registrant as specified in its charter)

——————

Florida	001-39227	65-0493217
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

7660 Centurion Parkway, Suite 100, Jacksonville, Florida 32256

(Address of Principal Executive Offices) (Zip Code)

(904) 296-2807

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock (par value $0.001 per share)	DUOT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement

On October 29, 2022, Duos Technologies Group, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with an existing investor in the Company and two other accredited investors (collectively, the “Purchasers”).  Pursuant to the Purchase Agreement, the Purchasers purchased an aggregate of 83,667 shares of common stock and 300 shares of a previously-authorized Series D Convertible Preferred Stock (the “Series D Preferred Stock”), and the Company received aggregate proceeds of $551,001.  The common stock was sold at $3.00 a share and the Series D Preferred Stock was sold at $1,000 a share.. Northland Securities, Inc. acted as Placement Agent and will receive fees in an amount up to 7% of the gross transaction amount.

The Purchase Agreement contains the same provisions as the purchase agreement previously entered into by the Company on September 30, 2022 and described in the Form 8-K filed with the Securities and Exchange Commission on October 3rd, 2022 (the “Prior Form 8-K”) In particular, the Purchase Agreement requires the Company to hold a shareholders meeting to receive shareholder approval (the “Stockholder Approval”) for the issuance of shares of common stock upon conversion of the Series D Preferred Stock under Nasdaq rules and as described in the Prior Form 8-K. Prior to the receipt of the Stockholder Approval, no shares of common stock may be issued upon conversion of the Series D Preferred Stock.

In connection with the Purchase Agreement, the Company also entered into a Registration Rights Agreement with the Purchasers.  Pursuant to the Registration Rights Agreement, the Company shall file with the SEC a registration statement covering the resale by the Purchasers of the 83,667 shares of common stock issued as well as the shares of common stock into which the shares of Series D Preferred Stock are convertible.  Subject to certain conditions, the Company must cause the registration statement to be declared effective by 90 days after closing (or in the event of a full review by the SEC, by 120 days).  The Registration Rights Agreement contains the same provisions as the registration rights agreement previously entered into by the Company on September 30, 2022 and described in the Prior Form 8-K.

The forgoing descriptions of the Purchase Agreement and the Registration Rights Agreement do not purport to be complete and are subject to, and qualified in their entirety by, such documents, forms of which are attached as exhibits to this Current Report on Form 8-K and incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

The issuances of the shares of common stock and the Series D Preferred Stock were not registered under the Securities Act of 1933, as amended (the “Securities Act”), but qualified for an exemption under Section 4(a)(2) of the Securities Act and by Rule 506 of Regulation D promulgated thereunder as transactions by an issuer not involving a public offering.

Item 3.03. Material Modification to Rights of Security Holders

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03. The preferences, rights and limitations of the Series D Preferred Stock are as described in the Prior Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit
10.1	Form of Securities Purchase Agreement
10.2	Form of Registration Rights Agreement
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

DUOS TECHNOLOGIES GROUP, INC.

Dated: November 2, 2022	By:	/s/ Adrian Goldfarb
Adrian Goldfarb Chief Financial Officer